Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Cadrenal Therapeutics, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(3)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, $0.001 par value per share(1)	457(a) and/or (o)	4,285,715	(4)	$1.23	(2)	$5,271,429.45	$0.00011020	$580.92
Fees to be paid	Equity	Common Stock, $0.001 par value per share(1)	457 (g)	4,285,715	(5)	$1.75		$7,500,001.25	$0.00011020	$826.51
Fees to be paid	Equity	Common Stock, $0.001 par value per share(1)	457 (g)	278,571	(6)	$2.1875		$609,374.07	$0.00011020	$67.16
	Total Offering Amounts							$13,380,804.80		1,474.59
	Total Fees Previously Paid									$—
	Total Fee Offsets									—
	Net Fee Due									$1,474.59

(1)	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”)

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on July 21, 2023.

(3)	The shares of common stock will be offered for resale by the Selling Stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached.

(4)	Consisting of (i) 1,300,000 shares of common stock, and (ii) 2,985,715 shares of common stock issuable upon the exercise of outstanding pre-funded warrants.

(5)	Consisting of 4,285,715 shares of common stock issuable upon the exercise of outstanding common warrants.

(6)	Consisting of 278,571 shares of common stock issuable upon the exercise of outstanding warrants issued to designees of H.C. Wainwright & Co., LLC.